{LETTERHEAD}


                                       May 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Bulletin Board Information Services, Inc. (the "Company") Registration Statement on Form SB-2 Number 333-53356 relating to an aggregate of 300,000 units (the Units") each comprised of one share of Common Stock, par value $.0001 (the "Shares") and two redeemable warrants (the "Warrants") and 30,000 Underwriter's Options, each to purchase a Unit and the securities issuable upon the exercise thereof.

Ladies and Gentlemen:

     I have been requested by the Company, a Delaware corporation, to furnish you with my opinion as to the maters hereinafter set forth in connection with the above captioned Registration Statement (the "Registration Statement") covering the 300,000 Units and 30,000 Underwriter's Unit Options and the securities underlying the same. All of the Units and Underwriter's Unit Options will be offered by the Company.

     In connection with this opinion, I have examined the Registration Statement, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that all of the 300,000 Units and 30,000 Underwriter's Unit Options, and the securities underlying the same (when issued in accordance with the terms of the warrants or the Underwriter's Unit Options, when sold in the manner described in the Registration Statement, will be legally issued fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York, the internal corporate laws of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Frank J. Hariton
                                       ------------------------------
                                       Frank J. Hariton